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                                                                   Exhibit 23.01

                        CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Citigroup Inc.:

We consent to the incorporation by reference in the Registration Statements on:

-  Form S-3    Nos. 33-49280, 33-55542, 33-56940, 33-68760, 33-51101, 33-52281,
               33-54093, 33-62903, 33-63663, 333-04809, 333-12439, 333-27155,
               333-42575, 333-44549, 333-68949 and 333-68989; and

-  Form S-8    Nos. 33-32130, 33-43997, 33-59524, 33-28110, 33-43883, 33-21099,
               33-29711, 33-47437, 33-39025, 33-40469, 33-38109, 33-50206,
               33-51201, 33-51353, 33-51769, 33-51783, 33-52027, 33-52029,
               33-64985, 333-02809, 333-02811, 333-12697, 333-25603, 333-38647,
               333-41865, 333-56589 and 333-65487


of Citigroup Inc. (formerly Travelers Group Inc.) of our report dated January 25, 1999, with respect to the consolidated statement of financial position of Citigroup Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report is included in the annual report on Form 10-K of Citigroup Inc. for the year ended December 31, 1998.


/s/  KPMG LLP

New York, New York
March 8, 1999